SECOND AMENDMENT
TO THE
ENSCO plc
2012 LONG-TERM INCENTIVE PLAN

THIS AMENDMENT is effective the 1st day of January 2013, by Ensco plc, having its principal office in London, England (hereinafter referred to as the “Company”).

WITNESSETH:

WHEREAS, the Company adopted the Ensco plc 2012 Long-Term Incentive Plan (the “Plan”) and Annex 2 to the Plan (“Annex 2), effective 1 January 2012;

WHEREAS, the Board of Directors of the Company, upon recommendation of the Executive Compensation Subcommittee of its Compensation Committee during its regular meeting held on 25 February 2013, has authorized and approved this Second Amendment to the Plan during a regular meeting held on 26 February 2013; and

WHEREAS, the Company now desires to adopt this Second Amendment to the Plan for the purpose of (i) amending Sections 3(b)(xvi) and 6(h) of the Plan to prohibit cash buyouts of underwater options, and (ii) amending Section 9(a) of the Plan and Section 9 of Annex 2 to provide that dividend equivalents may accrue under a Performance Unit Award and be payable on the same date as the settlement of the Performance Unit Award, and that the dividend equivalents may be payable in cash or Shares;

NOW, THEREFORE, in consideration of the premises and covenants herein contained, the Company hereby adopts the following Second Amendment to the Plan:

1.    Section 3(b)(xvi) of the Plan is hereby amended in its entirety to read as follows:

(xvi)
Waive or amend any terms, conditions, restriction or limitation on an Award, except that the prohibitions on the repricing of Options and the cash buyout of underwater Options, as described in Section 6(h), may not be waived;

2.    Section 6(h) of the Plan is hereby amended in its entirety to read as follows:

(h)    Restrictions on Repricing and Cash Buyouts. Except with respect to adjustments for changes in capitalization as provided in Section 11(a), no outstanding Option may be:

(i)amended to decrease the Exercise Price,

(ii)canceled in exchange for the grant of any Option with a lower Exercise Price or any new Award, or

(iii)otherwise be subject to any action that would be treated under accounting rules or otherwise as a “repricing” of such Option (including a cash buyout or voluntary surrender/subsequent regrant of an underwater Option), unless such action is first approved by the Company's shareholders.

Within the limitations of this Plan, the Committee may otherwise modify outstanding Options; provided that no modification of an Option shall, without the consent of the Optionee, alter or impair the Optionee's rights or obligations under such Option.

3.    Section 9(a) of the Plan is hereby amended to add the following sentence to the end thereof to read as follows:

The terms of a Performance Unit Award may provide for an accrual during the Performance Period of a dividend equivalent with respect to the number of Shares, if any, that become payable under the Performance Unit Award under Section 10(b) in the case of a dividend or other distribution on the Shares during the Performance Period, which aggregate dividend equivalents shall be payable to the Participant on the same date as any such Shares are issued to the Participant under Section 10(b).

4.    Section 9 of Annex 2 is hereby amended in its entirety to read as follows:

The following provision shall supplement Section 9(a) of the Plan:
(a)    Grant of Performance Unit Awards. The Committee may grant Performance Unit Awards under this Annex 2 payable in the form of (i) cash, (ii) either cash or Shares, or (iii) a combination of Shares and cash to the eligible Employees determined under Section 4(a). The terms of a Performance Unit Award under this Annex 2 may provide for an accrual during the Performance Period of a dividend equivalent with respect to the number of Shares, if any, that become payable under the Performance Unit Award under Section 10(b) in the case of a dividend or other distribution on the Shares during the Performance Period, which aggregate dividend equivalents may be payable in the form of cash or Shares or a combination of Shares and cash and shall be payable to the Participant on the same date as any such Shares are issued to the Participant under Section 10(b) or whole or partial cash settlement is made under this Annex 2.

IN WITNESS WHEREOF, the Company, acting by and through its duly authorized officers, has caused this Second Amendment to be executed effective as first above written.

ENSCO plc

/s/ Brady K. Long
By:	Brady K. Long
Its:	Vice President, General Counsel and Secretary

ENSCO plc

______________________________
By:    Brady K. Long
Its:    Vice President, General Counsel and Secretary